Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into effective as of November 2, 2016, to be effective as of September 30, 2016 (the “Effective Date”), by and among FLOTEK INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware (“Holdings”), FLOTEK CHEMISTRY, LLC, a limited liability company organized under the laws of the State of Oklahoma (“Flotek Chemistry”), CESI MANUFACTURING, LLC, a limited liability company organized under the laws of the State of Oklahoma (“CESI Manufacturing”), MATERIAL TRANSLOGISTICS, INC., a corporation organized under the laws of the State of Texas (“MTI”), TELEDRIFT COMPANY, a corporation organized under the laws of the State of Delaware (“Teledrift”), TURBECO, INC., a corporation organized under the laws of the State of Texas (“Turbeco”), USA PETROVALVE, INC., a corporation organized under the laws of the State of Texas (“USA Petrovalve”), FLORIDA CHEMICAL COMPANY, INC., a corporation organized under the laws of the State of Delaware (“Florida Chemical”), SITELARK LLC, a limited liability company organized under the laws of the State of Texas (“Sitelark”), FLOTEK ECUADOR MANAGEMENT LLC, a limited liability company organized under the laws of the State of Texas (“Ecuador Management”), FLOTEK ECUADOR INVESTMENTS LLC, a limited liability company organized under the laws of the State of Texas (“Ecuador Investments”), FLOTEK EXPORT, INC., a corporation organized under the laws of the State of Texas (“Export”), ECLIPSE IOR SERVICES, LLC, a limited liability company organized under the laws of the State of Texas (“EOGA”), FRACMAX ANALYTICS, LLC, a limited liability company organized under the laws of the State of Texas (“Fracmax”), FC PRO, LLC, a limited liability company organized under the laws of the State of Delaware (“FC PRO”), FLOTEK HYDRALIFT, INC., a corporation organized under the laws of the State of Texas (“Hydralift”; and together with Holdings, Flotek Chemistry, CESI Manufacturing, MTI, Teledrift, Turbeco, USA Petrovalve, Florida Chemical, Sitelark, Ecuador Management, Ecuador Investments, Export, EOGA, Fracmax and FC PRO, collectively, the “Borrowers” and each individually, a “Borrower”), the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders” and each individually a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Lender and as agent for Lenders (in such capacity, “Agent”).

PRELIMINARY STATEMENTS

A. Borrowers, Lenders and Agent are parties to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated May 10, 2013, as amended by that certain First Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of December 31, 2013, that certain Second Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of December 5, 2014, that certain Third Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of June 19, 2015, that certain Fourth Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of July 21, 2015 and that certain Fifth Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2016 (as it may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

B. Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement; and

C. Subject to the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and the Lenders are willing to make certain amendments to the Credit Agreement, all as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

AMENDMENT

2.01 Amendment to Section 1.2 – Amended Definitions. Effective as of the Effective Date, the definitions of “Applicable Margin”, “Availability Block” and “Adjusted EBITDA” set forth in Section 1.2 are hereby deleted in their entirety and replaced with the following:

“Applicable Margin” for Revolving Advances and the Term Loan shall mean, for (i) the period from the Sixth Amendment Effective Date through and including March 31, 2017, the applicable percentage determined by reference to the following grid for Level III, and (ii) thereafter, a rate per annum determined by reference to the following grid:

Level	Fixed Charge Coverage Ratio	LIBOR Rate Loans – Revolving Advances	LIBOR Rate Loans – Term Loans	Base Rate Loans – Revolving Advances	Base Rate Loans – Term Loans
Level I	If Borrowers’ Fixed Charge Coverage Ratio is greater than 1.25 to 1.00	2.50%	3.25%	1.50%	2.25%
Level II	If Borrowers’ Fixed Charge Coverage Ratio is greater than 1.10 to 1.00 but less than or equal to 1.25 to 1.00	2.75%	3.50%	1.75%	2.50%
Level III	If Borrowers’ Fixed Charge Coverage Ratio is less than or equal to 1.10 to 1.00	3.00%	3.75%	2.00%	2.75%

Adjustments, if any, in the Applicable Margin shall be implemented quarterly, on a prospective basis, based upon Agent’s calculation of the prior quarter’s Fixed Charge Coverage Ratio commencing on March 31, 2017 and continuing on the last day of each fiscal quarter thereafter, effective as of the first day of the second month in the fiscal quarter immediately following such applicable quarter (i.e. February 1st, May 1st, August 1st and November 1st, as applicable). If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, that reduction shall be deferred until the first day of the first fiscal month following the date on which such Event of Default is waived or cured. Nothing set forth in this definition shall limit the applicability of the Default Rate upon the occurrence and during the continuance of an Event of Default.

If the Borrowers shall fail to deliver the financial statements, certificates and/or other information required under Section 9.8 by the dates required pursuant to such sections, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the Fixed Charge Coverage Ratio reflected in such statements.

If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers or for any other reason, Agent determines that (a) the Fixed Charge Coverage Ratio as previously calculated as of any applicable date was inaccurate, and (b) a proper calculation of the Fixed Charge Coverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing for such period, the Borrowers shall automatically and retroactively be delegated to pay to Agent, promptly upon demand by Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in lower pricing for such period, Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event a proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.

“Availability Block” shall mean an amount equal to $5,000,000.

“Adjusted EBITDA” shall mean for any period the sum of (a) net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period (excluding extraordinary gains), plus (b) all interest expense of Holdings and its Subsidiaries on a consolidated basis for such period, plus (c) all charges against income of Holdings and its Subsidiaries for such period for federal, state and local taxes plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period, plus (f) non-cash income reduction adjustments derived from or related to stock-based compensation, plus (g) charges related to the write-down or impairment of foreign Receivables of the production technologies business line, Inventory and fixed assets for such period (up to a maximum amount of $44,435,000 for the fiscal year ending December 31, 2016), and, for the purposes of the calculation of Excess Cash Flow, all charges related to the write-down or impairment of Inventory and fixed assets (without limitation) for such period, plus (h) up to $2,000,000 severance costs related to any Permitted Business-Line Disposition and actually incurred or expense within ninety (90) days of any such Permitted Business-Line Disposition, plus (i) transaction costs and expenses related to the negotiation and execution of the Sixth Amendment and actually incurred or expensed within ninety (90) days of the Sixth Amendment Effective Date.

2.02 Amendment to Section 1.2 – Amended Definition. Effective as of the Effective Date, clause (f) of the definition of “Eligible Receivables” set forth in Section 1.2 is hereby deleted in its entirety and replaced with the following:

(f) the sale related to such Receivable is to a Customer with respect to a location outside the United States of America or a province of Canada that has not adopted the Personal Property Security Act of Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion or such Receivable constitutes an Eligible Insured Foreign Receivable;

2.03 Amendment to Section 1.2 – Amended Definitions. Effective as of the Effective Date, the definitions of “Fixed Charge Coverage Ratio”, “Maximum Loan Amount”, “Maximum Revolving Advance Amount”, “Maximum Swing Loan Advance Amount”, “Revolving Commitment Amount”, “Revolving Commitment Percentage”, “Term Loan Commitment Amount”, “Term Loan Commitment Percentage” and “Undrawn Availability” set forth in Section 1.2 are hereby deleted in their entirety and replaced with the following:

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) Adjusted EBITDA of Holdings and its Subsidiaries on a consolidated basis, minus total Unfunded Capital Expenditures made during such period (if such period occurs during a CapEx Trigger Period), minus cash taxes paid during such period, minus all cash distributions and cash dividends made during such period to (b) all Debt Payments during such period.

“Maximum Loan Amount” shall mean $65,000,000 plus any increases in accordance with Section 2.24.

“Maximum Revolving Advance Amount” shall mean $55,000,000 plus the amount of any repayments of the Term Loan made after the Sixth Amendment Effective Date plus any increases in accordance with Section 2.24.

“Maximum Swing Loan Advance Amount” shall mean $0.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page of the Sixth Amendment (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on the signature page of the Sixth Amendment (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender’s name on the signature page of the Sixth Amendment (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof

“Term Loan Commitment Percentage” shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth below such Lender’s name on the signature page of the Sixth Amendment (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Trigger Period” shall mean the period commencing on the day that a Default or an Event of Default occurs or Borrowers’ Undrawn Availability has been less than $10,000,000 (as evidenced by a Borrowing Base Certificate and any supporting schedules, in form and substance satisfactory to Agent, calculated as of the last day of such calendar month).

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus the amount of reserves (if any) established in accordance with Section 2.1(a)(y)(iv), minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date, plus (iii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account, plus (iv) all other past due Indebtedness (excluding trade payables) included in the calculation of clause (iii) above.

2.04 Amendment to Section 1.2 – New Definitions. Effective as of the Effective Date, the following new definitions of “CapEx Trigger Period”, “Eligible Insured Foreign Receivable or Receivables”, “Permitted Business Line Disposition”, “Sixth Amendment” and “Sixth Amendment Effective Date” shall be added to Section 1.2 in proper alphabetic order:

“CapEx Trigger Period” shall mean the period (x) commencing on the date that Borrowers’ Undrawn Availability is less than $15,000,000 and (y) ending on the date that Borrowers’ Undrawn Availability is greater than $25,000,000 for six consecutive months (measured at month end for purposes of this clause (y)).

“Eligible Insured Foreign Receivable or Receivables” shall mean Receivables that meet the requirements of Eligible Receivables, except clause (f) of such definition, provided that such Receivable is credit insured (the insurance carrier, amount and terms of such insurance shall be acceptable to Agent in its Permitted Discretion and shall name Agent as beneficiary or loss payee, as applicable).

“Permitted Business-Line Disposition” shall mean the disposition of either the drilling technologies and/or production technologies business lines of the Borrowers so long as: (i) such disposition has been disclosed to Agent in writing no less than fifteen (15) days prior to such disposition, (ii) such disposition occurs on an arm’s-length basis, on terms and conditions and for a sale price acceptable to Agent in its Permitted Discretion and in any event on terms, conditions and for a sale’s price no less favorable that which would have been obtainable from a Person other than an Affiliate of any Borrower and (iii) the net cash proceeds of any such disposition are applied pursuant to Section 2.20(a).

“Sixth Amendment” shall mean that certain Sixth Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of the Sixth Amendment Effective Date, by and among, Borrowers, Agent and Lender.

“Sixth Amendment Effective Date” shall mean September 30, 2016.

2.05 Amendment to Section 1.2 – Amended Definitions. Effective as of the Effective Date, Section 1.2 is hereby amended by deleting the definitions of “Average Undrawn Availability” and “Term Loan Overadvance Component”.

2.06 Amendment to Section 2.1. Effective as of the Effective Date, Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) the sum of (a) up to 85%, subject to the provisions to Section 2.1(b) hereof (the “Receivables Advance Rate”), of Eligible Receivables, other than Eligible Insured Foreign Receivables, plus (b) the lesser of (x) up to the Receivables Advance Rate times Eligible Insured Foreign Receivables and (y) $10,000,000, plus

(ii) up to the lesser of (A) seventy-percent (70%), subject to the provisions to Section 2.1(b) hereof, of the Eligible Inventory, (B) eighty-five percent (85%), subject to the provisions to Section 2.1(b) hereof, of the value percentage of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) and (C) $45,000,000 in the aggregate at any one time (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(iii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv) such reserves as Agent may deem proper and necessary in the exercise of its Permitted Discretion from time to time, minus

(v) the Availability Block.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1(a)(y)(iv) and (v) at any time and from time to time shall be referred to as the “Formula Amount”. Subject to the provisions of Section 2.1(b), the Formula Amount applicable at any time shall be calculated as set forth in the Borrowing Base Certificate delivered pursuant to Section 9.2 and approved by Agent in its sole discretion. The Revolving Advances shall be evidenced by one or more secured promissory notes, substantially in the form attached hereto as Exhibit 2.1(a) (as the same may be amended, amended and restated, renewed, replaced, supplemented and/or otherwise modified from time to time, collectively, the “Revolving Credit Note”).

2.07 Amendment to Section 2.3. Effective as of the Effective Date, the last two sentences of Section 2.3 are hereby deleted in their entirety and replaced with the following:

2.3 Term Loan.

On November 2, 2016, the aggregate outstanding principal balance of all term loans (collectively, the “Term Loan”) previously extended by Lenders with Term Loan Commitment Percentages (as in effect prior to the Sixth Amendment Effective Date) was $18,850,911.03. To give effect to the Sixth Amendment, Borrowers shall have made payments in respect of the Term Loan to cause the aggregate principal balance of the Term Loan to be $10,000,000.00. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.3(a) and based on the Term Loan Commitment Percentage of Lenders (as in effective on and after the Sixth Amendment Effective Date). The Term Loan may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any portion of the Term Loan as a LIBOR Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply. Once repaid, the Term Loan may not be re-borrowed.

The Term Loan shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: (a) commencing December 1, 2016, and continuing on the first Business Day of each and every calendar month thereafter, Borrowers shall pay to Agent equal monthly payments of principal in the aggregate amount of $166,667 (which amount has been agreed to by Borrowers and Lenders and based upon a five (5) year principal amortization schedule) and (b) the entire outstanding principal balance of this Term Loan, together with all accrued and unpaid interest, shall be due and payable in full, in cash, on the last day of the Term, if not sooner, by Borrowers.

2.08 Amendment to Section 2.4. Effective as of the Effective Date, the first sentence of Section 2.4(a) is hereby deleted in its entirety and replaced with the following:

Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount; provided, that, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.

2.09 Amendment to Section 2.7. Effective as of the Effective Date, Section 2.7 is hereby deleted in its entirety and replaced with the following:

2.7 Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount less, in each case, the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit. The aggregate balance of Advances outstanding at any time shall not exceed the Maximum Loan Amount.

2.10 Amendment to Section 2.11. Effective as of the Effective Date, Section 2.11(a) is hereby deleted in its entirety and replaced with the following:

(a) Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars

(“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans to such Borrower, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however that, Issuer will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

2.11 Amendment to Section 2.14. Effective as of the Effective Date, Section 2.14(b) is hereby deleted in its entirety and replaced with the following:

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 p.m., on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 p.m., on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of Maximum Revolving Advance Amount or the Formula Amount, less, in each case, the Maximum Undrawn Amount of all Letters of Credit and subject to Section 8.2 hereof. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided, that, the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

2.12 Amendment to Section 2.20. Effective as of the Effective Date, Section 2.20(b) is hereby deleted in its entirety and replaced with the following:

(b) Borrowers shall prepay the outstanding amount of the Advances in an amount equal to twenty-five percent (25%) of Excess Cash Flow for each fiscal year commencing with the fiscal year ending December 31, 2017, payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred and twenty (120) days after the end of each such fiscal year, which amount shall be applied in the same manner as set forth in Section 2.20(a) hereof; provided, however, if no Default or Event of Default shall have occurred and be continuing, the amount required to be prepaid pursuant to this Section 2.20(b) shall not exceed $3,000,000 for any fiscal year. For clarity, in no event shall the amount of the prepayment required pursuant to this Section 2.20(b) exceed twenty-five percent (25%) of Excess Cash Flow in any fiscal year. In the event that the financial statements are not delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.20(b), subject to adjustment when the financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statements.

2.13 Amendment to Section 6.5. Effective as of the Effective Date, Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

(a) Fixed Charge Coverage Ratio. Cause to be maintained, a Fixed Charge Coverage Ratio of not less than: (i) 1.00 to 1.00, measured as of March 31, 2017, for the fiscal quarter then ending; (ii) 1.05 to 1.00, measured as of June 30, 2017, for the two (2) fiscal quarter period then ending; (iii) 1.10 to 1.00, measured as of September 30, 2017, for the three (3) fiscal quarter period then ending; and (iv) 1.10 to 1.00, measured as of December 31, 2017 and as of the last day of each fiscal quarter thereafter, in each case, for the four (4) fiscal quarter period then ending.

(b) Leverage Ratio. Cause to be maintained, a ratio of Funded Debt to Adjusted EBITDA, of not greater than: (i) 5.50 to 1.00, measured as of June 30, 2017, for the two (2) fiscal quarter period then ending; (ii) 5.0 to 1.00, measured as of September 30, 2017, for the three (3) fiscal quarter period then ending; (iii) 4.50 to 1.00, measured as of December 31, 2017, for the four (4) fiscal quarter period then ending; and (iv) 4.00 to 1.00, measured as of March 31, 2018 and as of the last day of each fiscal quarter thereafter, in each case, for the four (4) fiscal quarter period then ending; provided, that (i) for the two (2) fiscal quarter period ending June 30, 2017, Adjusted EBITDA shall be multiplied by 2 and (ii) for the three (3) fiscal quarter period ending September 30, 2017, Adjusted EBITDA shall be multiplied by 4/3.

(c) Reserved.

(d) Minimum Undrawn Availability. Cause to be maintained as of the last day of each month through and including March 31, 2017, Undrawn Availability (without giving effect to the Availability Block) at least equal to $10,000,000.

2.14 Amendment to Section 7.6. Effective as of the Effective Date, Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of (x) $20,000,000, so long as Undrawn Availability is equal to or greater than $15,000,000 for each month during such fiscal year, measured at the end of each month, or (y) $15,000,000, in the event that Undrawn Availability is less than $15,000,000, measured at the end of each month. For purposes of this Section 7.6, the amount of “lost in hole” revenue of Borrowers shall be subtracted from the amounts deemed or paid for Capital Expenditures.

2.15 Amendment to Section 13.1. Effective as of the Effective Date, Section 13.1 of the Credit Agreement is hereby amended by deleting the reference to “2018” set forth therein and replacing it with “2020”.

ARTICLE III

CONDITIONS PRECEDENT

3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:

(a) Agent shall have received the following documents or items, each in form and substance satisfactory to Agent and its legal counsel:

(i) this Amendment duly executed by each Borrower;

(ii) a $975,000 amendment fee, which shall be fully earned and non-refundable as of the date hereof, which fee shall be distributed ratably amongst the Lenders; provided, however, $487,500 shall be payable in immediately available funds on the Effective Date and an additional $487,500 shall be payable in immediately available funds on the earlier to occur of (i) any Permitted Business Line Disposition and (ii) March 31, 2017.

(iii) a certificate certified by the Secretary of each Borrower dated as of the date hereof including (A) all amendments (if any) to its certificate of formation, operating agreement, or other organizational documents entered into since the date of the Credit Agreement, (B) the names of the officers of each Borrower authorized to sign this Amendment and the Other Documents to which such Borrower is or will be a party to, together with specimen signatures of such officers and (C) evidence that each Borrower’s governing body has by unanimous written consent adopted resolutions which authorize the execution, delivery and performance by such Borrower of this Amendment;

(iv) all other documents Agent may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby; and

(v) all other fees, costs and expenses owed to or incurred by Agent and Lenders arising in connection with the Credit Agreement, the Other Documents, or this Amendment.

(b) The representations and warranties contained herein and in the Credit Agreement and the Other Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof; and

(c) No Default or Event of Default shall have occurred and be continuing.

3.02 Conditions Subsequent. This Amendments set forth in Article II are subject to the satisfaction in full of the following conditions subsequent, on or before the date specified for each such condition, time being of the essence, in a manner satisfactory, in form and substance as applicable, to Agent in its sole discretion, the failure of any of which will constitute an immediate Event of Default:

(a) within ten (10) days of the date hereof, Agent shall have received an executed legal opinion of Doherty & Doherty LLP, which shall cover such matters incident to the transactions contemplated by this Amendment and the Other Documents executed in connection with this Amendment, as Agent may reasonably require;

(b) within thirty (30) days of the date hereof, the following entities shall expressly join the Credit Agreement as borrowers and become jointly and severally liable for the obligations of Borrowers thereunder, under the Notes, and under any other agreement between any Borrower, Agent and/or Lenders: (i) Flotek Technologies ULC; (ii) Waring Cleveland LLC; and (iii) International Polymerics, LLC and (iii) IPI Logistics, Inc.

3.03 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Credit Agreement (as amended hereby), the Other Documents, this Amendment, or of any other contract or instrument between any Borrower and Agent or any Lender, and the failure of Agent or any Lender at any time or times hereafter to require strict performance by any Borrower of any provision thereof shall not waive, affect or diminish any right of Agent to thereafter demand strict compliance therewith. Agent and each Lender hereby reserve all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument between any Borrower, Lenders and Agent.

ARTICLE IV

RATIFICATIONS, REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Borrower and Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

4.02 Representations and Warranties with respect to Other Documents. Each Borrower hereby represents and warrants to Agent that (a) the execution, delivery and performance of this Amendment and any and all Other Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Borrower and will not violate the Articles or Certificate of Incorporation or By-Laws or the Certificate of Formation or Operating Agreement of any Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and the Other Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent; and (d) each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents, as amended hereby.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

5.02 Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

5.03 Expenses of Agent. Each Borrower jointly and severally agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Other Documents, including, without, limitation, the costs and fees of Agent’s legal counsel.

5.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and each Borrower and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.07 Effect of Waiver. No consent or waiver, express or implied, by Lenders or Agent to or for any breach of or deviation from any covenant or condition by any Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

5.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWERS AND AGENT.

5.11 Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM AGENT AND LENDERS TO SUCH BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS AND AGENT. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS, AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDERS AND AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDERS AND AGENT TO SUCH BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

5.12 Guarantors Consent, Ratification and Release. Each of the undersigned Guarantors hereby consents to the terms of this Amendment, confirms and ratifies the terms of that certain Guaranty dated as of May 10, 2013 (the “FTK Guaranty”) executed by each of the undersigned in favor of Agent and the other Lenders. Each of the undersigned Guarantors acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that such undersigned has no defense, counterclaim, set-off or any other claim to diminish such undersigned’s liability under such documents, that such undersigned’s consent is not required to the effectiveness of the within and foregoing Amendment, and that no consent by any such undersigned is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Obligations, the Collateral, or any of the Other Documents. EACH OF THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT AND THIS CONSENT ARE EXECUTED, WHICH EACH SUCH UNDERSIGNED MAY NOW OR

HEREAFTER HAVE AGAINST AGENT, DOCUMENTATION AGENT OR ANY LENDER, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE REVOLVING CREDIT AND SECURITY AGREEMENT, AS AMENDED BY THIS AMENDMENT, OR THE OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT AND THIS CONSENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

BORROWERS:

FLOTEK INDUSTRIES, INC., a Delaware corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FLOTEK CHEMISTRY, LLC an Oklahoma limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO

CESI MANUFACTURING, LLC, an Oklahoma limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO

MATERIAL TRANSLOGISTICS, INC., a Texas corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

TELEDRIFT COMPANY, a Delaware corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

TURBECO, INC., a Texas corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

USA PETROVALVE, INC., a Texas corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FLORIDA CHEMICAL COMPANY, INC., a Delaware corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

SITELARK LLC, a Texas limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO

FLOTEK ECUADOR MANAGEMENT LLC, a Texas limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FLOTEK ECUADOR INVESTMENTS LLC, a Texas limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FLOTEK EXPORT, INC., a Texas corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FLOTEK HYDRALIFT, INC., a Texas corporation

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FRACMAX ANALYTICS, LLC, a Texas limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FC PRO, LLC, a Delaware limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO

ECLIPSE IOR SERVICES, LLC, a Texas limited liability company

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO

GUARANTORS:

FLOTEK PAYMASTER, INC.

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

FLOTEK INTERNATIONAL, INC.

By:	/s/ John Chisholm
Name:	John Chisholm
Title:	CEO and President

AGENT:

By:	/s/ Anita Puligandla
Name:	Anita Puligandla
Title:	Vice President

PNC Bank, National Association
2100 Ross Avenue, Suite 1850
Dallas, Texas 75201
Attention:	Relationship Manager (Flotek)
Telephone:	(214) 871-1256
Facsimile:	(214) 871-2015

Revolving Commitment Percentage: 100%
Revolving Commitment Amount $55,000,000

Term Loan Commitment Percentage: 100%
Term Loan Commitment Amount $10,000,000